PRINCIPAL SPECIAL MARKETS FUND, INC.
                             SUB-ADVISORY AGREEMENT


AGREEMENT executed as of the 26th day of April, 1993, by and between PRINCOR MANAGEMENT CORPORATION, an Iowa Corporation (hereinafter called "the Manager") and INVISTA CAPITAL MANAGEMENT, INC. (hereinafter called "Invista").


                              W I T N E S S E T H:

WHEREAS, the Manager is the manager and investment adviser to Principal Special Markets Fund, Inc., (the "Fund"), an open-end management investment company organized as a series fund with separate portfolios, registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Manager desires to retain Invista to furnish it with portfolio selection and related research and statistical services in connection with the investment advisory services which the Manager has agreed to provide to certain of the Fund's portfolios, and Invista desires to furnish such services; and

WHEREAS, The Manager has furnished Invista with copies properly certified or authenticated of each of the following:

     (a) Management  Agreement  (the  "Management   Agreement")  with  Principal
         Special Markets Fund, Inc.;

     (b) Copies of the registration statement of the Principal Special Markets Fund, Inc. as filed pursuant to the federal securities laws of the United States, including all exhibits and amendments:

NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, it is agreed as follows:

     1.  Appointment of Invista

     In accordance with and subject to the Management Agreement, the Manager hereby appoints Invista to perform portfolio selection services described herein for investment and reinvestment of the securities and other assets of each of the portfolios of the Fund set forth in Appendix A (the "Portfolios"), subject to the control and direction of the Fund's Board of Directors, as well as to assume other obligations as specified in Sections 2 and 3 below, for the period and on the terms hereinafter set forth. Invista accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. Invista shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

     2.  Obligations of and Services to be Provided by Invista

         (a) Invista shall provide with respect to the Portfolios all services and obligations of the Manager described in Section 1, Investment Advisory Services, of the Management Agreement.

         (b) Invista shall use the same skill and care in providing services to the Fund as it uses in providing services to fiduciary accounts for which it has investment responsibility. Invista will conform with all applicable rules and regulations of the Securities and Exchange Commission.

     3.  Expenses

     Invista will pay all expenses borne by the Manager pursuant to Section 3, Expenses Borne by the Manager, of the Management Agreement. Invista will also reimburse the manager for all of its costs in providing the services described in Section 2, Corporate and Administrative Responsibilities, of the management Agreement and for all the costs incurred by the Manager pursuant to the Investment Service Agreement between the Manager and the Principal Mutual Life Insurance Company relating to the Portfolios.

     4.  Compensation

     As full compensation for all services rendered and obligations assumed by Invista hereunder with respect to each Portfolio, the Manager shall pay Invista within 10 days after the end of each calendar month a fee based on the average net assets of the Portfolio determined as provided in Section 4 of the Management Agreement. The annual rate of the fee as a percent of average daily net assets is set forth in Appendix A for each of the Portfolios. Invista may, at its option, waive all or a part of its compensation for such period of time as it deems necessary or appropriate.

     5.  EFFECTIVE DATE: DURATION AND TERMINATION OF THIS AGREEMENT

     This Agreement shall become  effective as to any Portfolio on the latest of
(i) the date of its execution or the execution of an amendment making-the agreement applicable to that Portfolio, (ii) the date of its approval by a majority of the directors of the Fund, including approval by the vote of a majority of the directors of the Fund who are not interested persons of the Manager, Invista, Principal Mutual Life Insurance Company or the Fund, cast in person at a meeting called for the purpose of voting on such approval, and (iii) the date of its approval by a majority of the outstanding voting securities of the Portfolio.

     This Agreement will continue in effect as to any Portfolio for more than two years from the date of its execution or the execution of any amendment making this Agreement applicable to that Portfolio only so long such continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund and in either event by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Invista, Principal Mutual Life Insurance Company, or the Fund cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time on sixty days' written notice without the payment of any penalty, by the Board of Directors of the Fund, by vote of a majority of the outstanding voting securities of the Fund, as to any Portfolio by the vote of a majority of the outstanding voting securities of that Portfolio, by the Manager or by Invista. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in
Section 2(a) of the Investment Company Act of 1940 and the rules thereunder (particularly the efinitions of "interested person," "assignment" and "voting security") shall be applied.

     The required shareholder approval of this Agreement or of any continuance of this Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of the Fund or of any other Portfolio affected by the matter.

     If the shareholders of any Portfolio of the Fund fail to approve any continuance of this Agreement or of the Management Agreement relating to that Portfolio, and that failure causes either of those agreements to be invalid, Invista will continue to act as sub-adviser with respect to that Portfolio pending the required approval of continuance of the invalid agreement, of a new contract with the Manager or a different adviser or with Invista or a different sub-adviser or other definitive action; provided, that the compensation received by Invista in respect of that Portfolio during such period will be no more than its actual costs incurred in furnishing investment advisory and management services to that Portfolio or the amount it would have received under this Agreement in respect of that Portfolio, whichever is less.

     6.  Amendment of this Agreement

     No amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities and by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Invista, Principal Mutual Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of any amendment to this Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio votes to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of the Fund or of any other Portfolio affected by the Matter.

     7.  General Provisions

         (a) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (b) Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of Invista and of the Manager for this purpose shall be The Principal Financial Group, Des Moines, Iowa 50392-0200.

         (c) Invista agrees to notify the Manager of any change in Invista's officers and directors within a reasonable time after such change.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.


                                         PRINCOR MANAGEMENT CORPORATION

                                                  /s/ Stephan L. Jones
                                         By  --------------------------------
                                             Stephan L. Jones, President

                                         INVISTA CAPITAL MANAGEMENT, INC.

                                                 /s/ S. R. Kosmicke
                                         By  --------------------------------
                                              S. R. Kosmicke, President

                      PRINCIPAL SPECIAL MARKETS FUND, INC.
                       SUB-ADVISORY AGREEMENT - APPENDIX A


                                                        Fee as a Percent of
                Portfolio                             Average Daily Net Assets

1.  Mortgage-Backed Securities Portfolio                        .45%

2.  International Securities Portfolio                          .90%

                             FIRST AMENDMENT TO THE

                      PRINCIPAL SPECIAL MARKETS FUND, INC.

                             SUB-ADVISORY AGREEMENT


The Sub-Advisory Agreement executed and entered into by and between Princor Management Corporation, an Iowa corporation, and Invista Capital Management, Inc., an Iowa corporation, on the 26th day of April, 1993, is hereby amended to including the following:

                      PRINCIPAL SPECIAL MARKETS FUNDS, INC.
                       SUB-ADVISORY AGREEMENT - APPENDIX A

                  Portfolio                              Fees as a Percent of
                                                       Average Daily Net Assets

1.  International Emerging Markets Portfolio

          Net Asset Value of Portfolio
          -----------------------------
          First $250 million                                     1.15%
          Next $250 million                                      1.05%
          Over $500 million                                      0.95%

2.  International Securities Portfolio                           0.90%

3.  International SmallCap Portfolio

          Net Asset Value of Portfolio
          -----------------------------
          First $250 million                                     1.00%
          Next $250 million                                      0.90%
          Over $500 million                                      0.80%

4.  Mortgage-Backed Securities Portfolio                         0.45%


Executed this ________ day of ________________, 1997


                                      Princor Management Corporation



                                      by:_________________________________

                                      Invista Capital Management, Inc.



                                      by:_________________________________